UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-12

HIGHPOWER INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 15, 2019

Dear Stockholder:

Highpower International, Inc. previously mailed to you our 2019 proxy materials for the Special Meeting of Stockholders to be held on Tuesday, October 29, 2019, in Shenzhen, Guangdong, China. Our proxy materials can also be found online at: www.proxyvote.com, by entering the control number listed on your proxy/voting instruction card. We value your input as a stockholder and encourage you to review our proxy materials and cast your vote.

For the reasons provided in our 2019 Proxy Statement, our Board of Directors (excluding Messrs. Pan and Liang Li, who did not participate in the vote due to their respective interests in the Merger) recommends that you vote:

FOR- the adoption of the Agreement and Plan of Merger, dated as of June 28, 2019; and

FOR- the adjournment of the special meeting, if necessary or appropriate.

For your convenience, a duplicate proxy/voting instruction card and return envelope are enclosed, along with telephone and Internet voting instructions.

Your vote is needed and valued, so please act today to be sure your shares are voted!

If you have any questions or need assistance voting your shares, please contact Okapi Partners Toll-Free at: 1-877-629-6357 or Highpower.Proxy@okapipartners.com. (English or Mandarin)

Very truly yours,

/s/ Shengbin (Sunny) Pan

Shengbin (Sunny) Pan

Chief Financial Officer

Enclosures